Filed pursuant to Rule 424(b)(3)
Registration Statement File No. 333-132296

PROSPECTUS SUPPLEMENT NO. 1
TO
PROSPECTUS DATED APRIL 25, 2007

MDWERKS, INC.

This prospectus supplement should be read in conjunction with our prospectus dated
April 25, 2007 and in particular ‘‘Risk Factors’’ beginning on page 7 of the prospectus.

This prospectus supplement includes the attached Current Report on Form 10-QSB of MDwerks, Inc., filed with the Securities and Exchange Commission on May 14, 2007.

The date of this prospectus supplement is May 14, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-QSB

(Mark One)

QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2007

TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

For the transition period from                      to

Commission File Number:    333-118155

MDWERKS, INC.

(Exact name of small business issuer as specified in charter)

Delaware	33-1095411
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of principal executive offices)(Zip Code)

(954) 389-8300

(Issuer’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes     No

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes     No

State the number of shares outstanding of each of the issuer’s classes of common equity, as of the latest practicable date: 12,580,065 shares at May 9, 2007

Transitional Small Business Disclosure Format (Check one):    Yes     No

MDWERKS, INC.
FORM 10-QSB
FOR THE PERIOD ENDED MARCH 31, 2007

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2007
(Unaudited)

ASSETS
Current assets:
Cash	$1,731,190
Notes receivable	602,861
Accounts receivable	43,082
Prepaid expenses and other	83,392
Total current assets	2,460,525
Long-term assets:
Property and equipment, net of accumulated depreciation of $58,844	147,148
Debt issuance and offering costs, net of accumulated amortization of $105,701	451,733
Total assets	$3,059,406
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, net	$1,101,715
Loan payable	69,559
Accounts payable	173,711
Accrued expenses	342,492
Deferred revenues	24,699
Total current liabilities	1,712,176
Long-term liabilities:
Notes payable, net of discount of $3,615,602, less current portion	506,419
Deferred revenues, less current portion	22,425
Total liabilities	2,241,020
Stockholders’ equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	—
Series A preferred stock, $.001 par value, 1,000 shares authorized; 5 shares issued and outstanding	—
Common stock, $.001 par value, 100,000,000 shares authorized; 12,580,065 shares issued and outstanding	12,580
Additional paid-in capital	30,105,372
Accumulated deficit	(29,077,868)
Deferred compensation	(221,698)
Total stockholders’ equity	818,386
Total liabilities and stockholders’ equity	$3,059,406

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2007	2006
	(Unaudited)	(As Restated) (Unaudited)
Revenue:
Service fees	$119,908	$52,584
Financing income	13,977	16,348
Total revenue	133,885	68,932
Operating expenses:
Compensation	1,417,321	759,947
Consulting expenses	162,697	43,121
Professional fees	125,547	59,971
Selling, general and administrative	409,019	572,247
Total operating expenses	2,114,584	1,435,286
Loss from operations	(1,980,699)	(1,366,354)
Other income (expense):
Interest income	28,239	2,454
Interest expense	(517,498)	(4,066)
Loss on revaluation of warrant liability	—	(137,445)
Other income	—	11
Total other income (expense)	(489,259)	(139,046)
Net loss	(2,469,958)	(1,505,400)
Deemed preferred stock dividend	—	(158,954)
Common stock issued in connection with anti-dilutive recalculation	—	(246,240)
Net loss attributable to common shareholders	$(2,469,958)	$(1,910,594)
NET LOSS PER COMMON SHARE – basic and diluted	$(0.20)	$(0.16)
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING – basic and diluted	12,580,065	11,669,869

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2007	2006
	(Unaudited)	(As Restated) (Unaudited)
Cash flows from operating activities:
Net loss	$(2,469,958)	$(1,505,400)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	10,700	1,940
Amortization of debt issuance cost	5,360	—
Amortization of debt discount	411,409	—
Amortization of deferred offering costs	44,499	—
Amortization of deferred compensation	66,510	—
Stock-based compensation and consulting	910,653	345,426
Settlement expense related to debt conversion	—	180,827
Loss on valuation of warrant liability	—	137,445
Changes in assets and liabilities:
Notes receivable	(129,165)	(8,210)
Accounts receivable	12,509	(28,582)
Prepaid expenses and other	(9,595)	(53,125)
Accounts payable	(94,209)	264,133
Accrued expenses	(36,267)	50,490
Deferred revenues	(8,836)	26,404
Total adjustments	1,183,568	916,748
Net cash used in operating activities	(1,286,390)	(588,652)
Cash flows from investing activities:
Purchase of property and equipment	(1,716)	(40,967)
Net cash used in investing activities	(1,716)	(40,967)
Cash flows from financing activities:
Repayment of note payable	(124,629)	—
Repayment of loan payable	(2,916)	—
Proceeds from sale of Series A preferred stock	—	300,000
Placement fees and other expenses paid	—	(111,690)
Net cash provided by (used in) financing activities	(127,545)	188,310
Net decrease in cash	(1,415,651)	(441,309)
Cash – beginning of year	3,146,841	766,464
Cash – end of period	$1,731,190	$325,155
Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$108,254	$1,947
Non-cash investing and financing activities:
Common stock issued for debt and accrued interest	$—	$46,250

The accompanying notes should be read in conjunction with the consolidated financial statements

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

On November 16, 2005, a wholly-owned subsidiary of MDwerks, Inc. (f/k/a Western Exploration, Inc., and hereinafter referred to as the ‘‘Company’’) was merged with and into MDwerks Global Holdings, Inc., a Florida corporation (‘‘MDwerks’’), with MDwerks surviving. The Company acquired all of the outstanding capital stock of MDwerks in exchange for issuing 9,246,339 shares of the Company’s common stock, par value $0.001 per share to MDwerks’ stockholders, which at closing of the Merger Agreement represented approximately 87.4% of the issued and outstanding shares of the Company’s common stock. In connection with the Merger, the Company changed its corporate name to MDwerks, Inc.

The Company has three operating subsidiaries. Xeni Medical Systems, Inc. (‘‘XMS’’) was incorporated under the laws of the state of Delaware on July 21, 2004. XMS provides a Web-based package of electronic claims solutions to the healthcare provider industry through Internet access to its ‘‘MDwerks’’ suite of proprietary products and services so that healthcare providers can significantly improve daily insurance claims transaction processing, administration and management. Xeni Financial Services, Corp. (‘‘XFS’’) was incorporated under the laws of the state of Florida on February 3, 2005. XFS offers financing and advances to health care providers secured by claims processed through the MDwerks system. Xeni Medical Billing, Corp. (‘‘XMB’’) was incorporated under the laws of the state of Florida on March 2, 2005. XMB offers health care providers billing services facilitated through the MDwerks system.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered losses that raise substantial doubt about its ability to continue as a going concern. While the Company is attempting to attain revenue growth and profitability, the growth has not been significant enough to support the Company’s daily operations. Management intends to attempt to raise additional funds by way of a public or private offering and make strategic acquisitions. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan and generate revenue. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. Management believes that the actions presently being taken to further implement its business plan and generate revenue, including the institutional financing described in Note 4 provide the opportunity for the Company to continue as a going concern.

As reflected in the accompanying consolidated financial statements, the Company has stockholders’ equity of $818,386 and a working capital of $748,349 at March 31, 2007.

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These consolidated financial statements should be read in conjunction with the consolidated

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                 (continued)

Basis of presentation (continued)

financial statements for the year ended December 31, 2006 and notes thereto and other pertinent information contained in the Form 10-KSB of MDwerks, Inc. (the ‘‘Company’’) as filed with the Securities and Exchange Commission (the ‘‘Commission’’). The results of operations for the three months ended March 31, 2007 are not necessarily indicative of the results for the full fiscal year ending December 31, 2007.

Certain amounts previously reported for in 2006 have been reclassified to conform with the classifications used in 2007. Such reclassifications have no effect on the reported net loss.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Fair value of financial instruments

Statement of Financial Accounting Standards No. 107, ‘‘Disclosures about Fair Value of Financial Instruments,’’ requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the consolidated balance sheet for cash, notes receivable, accounts payable and accrued expenses, notes payable and loans payable approximate their fair market value based on the short-term maturity of these instruments.

Cash and cash equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

At various times, the Company has deposits in excess of the Federal Deposit Insurance Corporation limit. The Company has not experienced any losses on these accounts.

Advertising

The Company expenses advertising costs as incurred. Advertising costs charged to operations were approximately $34,293 and $47,073 for the three months ended March 31, 2007 and 2006, respectively.

Property and equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful life.

Revenue recognition

The Company follows the guidance of the Securities and Exchange Commission’s (‘‘SEC’’) Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                 (continued)

Revenue recognition (continued)

persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenue streams of the Company.

Revenue derived from fees related to claims and contract management services are generally recognized when services are provided to the customer.

The Company provides advance funding services to unaffiliated healthcare providers (the Company’s ‘‘Customer’’). The Customer advances are typically collateralized by Security Agreements granting first position liens on the medical claims submitted by its Customers to third party payors (the ‘‘Payors’’). The advances are repaid through the remittance of payments of Customer medical claims, by Payors, directly to the Company. The Company can withhold from these advances interest, an administrative fee and other charges as well as any amount for prior advances that remain unpaid after a specified number of days. These interest charges, administrative fees and other charges are recognized as revenue when earned. There is no right of cancellation or refund provisions in these arrangements and the Company has no further obligations once the services are rendered.

Revenue derived from fees related to billing and collection services are generally recognized when the customer’s accounts receivable are collected.

Revenue from implementation fees are generally recognized over the term of the customer’s agreement. Revenue derived from maintenance, administrative and support fees are generally recognized at the time the services are provided to the customer.

Income taxes

Income taxes are accounted for under the asset and liability method of Statement of Financial Accounting Standards No. 109, ‘‘Accounting for Income Taxes’’ (‘‘SFAS 109’’). Under SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Loss per common share

Basic loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net income by the weighted average number of shares of common stock, potential common stock and potentially dilutive securities outstanding during each period. As of March 31, 2007, the Company had outstanding options to purchase an aggregate of 2,876,250 shares of common stock and warrants to purchase an aggregate of 2,566,345 shares of Common Stock, which could potentially dilute future earnings per share. Diluted loss per common share has not been presented for the three months ended March 31, 2007 since the impact of the stock options and warrants would be antidilutive. As of March 31, 2006, the Company had outstanding options to purchase an aggregate of 1,060,000 shares of common stock and warrants to purchase an aggregate of 804,400 shares of Common Stock, which could potentially dilute future earnings per share.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                 (continued)

Stock-based compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (‘‘SFAS No. 123R’’) utilizing the modified prospective method. SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognizes the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the consolidated financial statements.

Recent accounting pronouncements

In February 2006, the Financial Accounting Standards Board issued Statement No. 155 (‘‘SFAS No 155’’), ‘‘Accounting for Certain Hybrid Instruments: An Amendment of FASB Statements No. 133 and 140’’. Management does not believe that this statement will have a significant impact as the Company does not use such instruments.

In May 2006, the SEC announced that the compliance date for non-accelerated filers pursuant to Section 404 of the Sarbanes-Oxley Act had been extended. Under the latest extension, a company that is not required to file its annual and quarterly reports on an accelerated basis must begin to comply with the internal control over financial reporting requirements for its first fiscal year ending on or after July 15, 2008, which, for us, is effective for fiscal 2008 beginning January 1, 2008. This is a one-year extension from the previously established July 15, 2007 compliance date established in September 2005. The SEC similarly extended the compliance date for these companies relating to requirements regarding evaluation of internal control over financial reporting and management certification requirements. We are currently evaluating the impact of Section 404 of the Sarbanes-Oxley Act on our results of operations, cash flows or financial condition.

In July 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued FASB Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109’’ (‘‘FIN 48’’), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is ‘‘more likely than not’’ that the position is sustainable based on its technical merits. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The Company does not expect FIN 48 will have a material effect on its consolidated financial condition or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin (‘‘SAB’’) 108 which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 is effective for the first interim period following the first fiscal year ending after November 15, 2006, which, for us, is effective for fiscal 2007 beginning January 1, 2007. We believe that the adoption of SAB 108 will not have a material impact on the Company’s results of operations, cash flows or financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (‘‘SFAS 157’’), Fair Value Measurements. SFAS 157 provides guidance for measuring the fair value of assets and liabilities. It requires additional disclosures related to the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is in the process of determining what effect, if any, the adoption of SFAS 157 will have on its consolidated results of operations and financial condition.

In February 2007, the FASB issued SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities – including an Amendment of SFAS No. 115, (‘‘SFAS 159’’), which permits an

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 1 — ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES                 (continued)

Recent accounting pronouncements (continued)

entity to measure many financial assets and financial liabilities at fair value that are not currently required to be measured at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with few exceptions. SFAS 159 amends previous guidance to extend the use of the fair value option to available-for-sale and held-to-maturity securities. The Statement also establishes presentation and disclosure requirements to help financial statement users understand the effect of the election. SFAS No. 159 is effective as of the beginning of the first fiscal year beginning after November 15, 2007. The Company is currently evaluating the impact of adopting SFAS 159.

The Company does not believe that any other recently issued, but not yet effective accounting standards will have a material effect on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 2 — ACCOUNTS AND NOTES RECEIVABLE

Accounts receivable are recorded when revenue has been recognized but not yet collected. The Company has $43,082 of accounts receivable from implementation, processing, collection, and other fees, and disbursements not yet collected as of March 31, 2007.

At March 31, 2007, the Company advanced three healthcare providers under lines of credit and note agreements, respectively, aggregating $602,861. Advances under the lines of credit are due to be repaid out of providers’ claims collections, as defined in the agreement. The notes receivable under note agreements are payable as the provider collects certain receivables. The Company charged the health care providers interest and other charges as defined in the agreements. At March 31, 2007, no amounts were past due.

Accounts and notes receivable are reported at their outstanding unpaid principal balances reduced by an allowance for doubtful accounts. The Company estimates doubtful accounts based on historical bad debts, factors related to specific customers’ ability to pay and current economic trends. The Company writes off receivables against the allowance when a balance is determined to be uncollectible. At March 31, 2007, the Company has no allowance for doubtful accounts.

NOTE 3 — PROPERTY AND EQUIPMENT

At March 31, 2007, property and equipment consisted of the following:

	Estimated Life
Office furniture and equipment	5-7 Years	$26,443
Computer equipment and software	3-5 Years	179,549
Total		205,992
Less: accumulated depreciation		(58,844)
Property and equipment, net		$147,148

NOTE 4 — NOTES PAYABLE

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by an unrelated party. In connection with the financing, we issued a secured promissory note in the original principal amount of $250,000 (the

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

Recent accounting pronouncements (continued)

‘‘Note’’) and a three year warrant to purchase 111,111 shares of the Company’s common stock at a price of $2.25 per share. The Note bears interest at the rate of 7% per year, payable monthly in arrears and will become due and payable on August 24, 2007. This Note is subject to certain mandatory prepayment provisions as defined in the secured promissory note. At March 31, 2007, principal payments made under the mandatory prepayment provisions had reduced the Note balance to $223,736. In connection with this note, the Company’s subsidiary, Xeni Financial Services, Corp. (‘‘Xeni’’), entered into a security and guaranty agreement whereby Xeni has agreed to guaranty repayment of the note and grant a security interest in a client Revolving Line of Credit Loan Agreement including two promissory notes in the original principal amounts of $250,000 and $121,068 issued by that client to Xeni, which were consolidated into a single promissory note in the amount of $180,165 on December 5, 2006.

In connection with the 7% secured promissory note, the Company granted warrants to purchase 111,111 shares of its common stock at an exercise price of $2.25 per share which warrants expire on August 24, 2009. These warrants were treated as a discount on the secured promissory note and were valued at $250,000 to be amortized over the 12-month note terms. The fair market value of each stock warrant was estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123R using the following weighted-average assumptions: expected dividend yield 0%; risk-free interest rate of 4.80%; volatility of 142% and an expected term of 3 years.

On August 24, 2006, the Company received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by two unrelated parties. These notes bear interest at 10% per year, and both interest and principal were due on January 21, 2007. In connection with the financing, the Company issued 10,000 shares of its common stock at a fair market value on the date of grant of $39,800 or $3.98 per share which was recorded as a discount on notes payable to be amortized over the term of the Notes. For the three months ended March 31, 2007, amortization of this debt discount amounted to $7,960 and is included in interest expense. In addition, the Company paid a total cash fee of $23,434 in connection with the above promissory notes for placement agent fees and related expenses. Accordingly, these fees were treated as deferred issuance cost to be amortized over their respective note terms. For the three months ended March 31, 2007, amortization of deferred issuance cost amounted to $5,360. On January 21, 2007 the Company paid the August 24, 2006 notes payable of $110,000, together with all accrued interest, to the two unrelated parties.

On each of October 20, 2006 and November 9, 2006 the Company received gross proceeds of $2,500,000 ($2,375,000 net proceeds) or $5,000,000 ($4,750,000 net proceeds) in the aggregate in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (the ‘‘Investor’’).

Pursuant to the terms of a Securities Purchase Agreement that the Company entered into with the Investor in connection with the financing, the Company issued two senior secured convertible promissory notes to the Investor, each in the original principal amount of $2,500,000 (each a ‘‘Senior Note’’ and collectively, the ‘‘Senior Notes’’), five year Series D Warrants to purchase 375,000 shares of the Company’s common stock at a price of $2.25 per share (‘‘Series D Warrants’’) and five year Series E Warrants to purchase 375,000 shares of the Company’s common stock at a price of $3.25 per share (‘‘Series E Warrants’’). As security for the Company’s obligations, the Company, along with its subsidiaries, MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp. (the ‘‘Subsidiaries’’) entered into a Security Agreement with the Investor, pursuant to which the Company granted a security interest in all of the Company’s assets to the Investor. The Company’s Subsidiaries are also parties to a Guaranty Agreement pursuant to which they have agreed to unconditionally guaranty the Company’s obligations under the Senior Notes

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

and the documents entered into by the Company in connection with the sale of the Senior Notes. The Company also entered into a Registration Rights Agreement, as amended, pursuant to which the Company agreed to register for resale, shares of the Company common stock into which the Senior Notes are convertible.

The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions, and events of default unpaid principal and interest due under the Senior Notes will become due and payable on October 18, 2009 with respect to the Senior Note sold on October 20, 2006 and on November 9, 2009 with respect to the Senior Note sold on November 9, 2006. The Senior Notes are convertible, at the option of the holder, into shares of the Company’s common stock at a price of $2.25 per share (the ‘‘Conversion Price’’), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of the Company’s common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of the Company’s common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year and the holder may require that the Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default.

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Notes), the Holder may require that such Holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event a Senior Note is redeemed in the event of a Change of Control.

The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of the Company’s common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of the Company’s common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

The Series E Warrants are exercisable at a price of $3.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of the Company’s common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of the Company’s common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

For the three months March 31, 2007, amortization of the debt discount amounted to $411,409.

The Company also entered into a Registration Rights Agreement with the Investor. The Registration Rights Agreement, as amended, required us to file a registration statement covering the resale of the shares underlying the Senior Notes within 45 calendar days after the closing date. The

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 4 — NOTES PAYABLE (continued)

Company was required to cause such registration statement to become effective on or before the date which is 105 calendar days after the closing date. In addition to it being an event of default under the Senior Notes, if the Company failed to file such registration statement in the time frame required, failed to cause it to become effective in the time frame required, or fails to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65. On December 7, 2006, the Company’s Registration Statement became effective satisfying the time filing requirements of the Registration Rights Agreement.

Investor is an ‘‘accredited investor,’’ as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the Senior Notes, the Series D Warrants, the Series E Warrants or the shares of the Company’s common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering. The Company made this determination based on the representations of the Investor, which included, in pertinent part, that the Investor is an ‘‘accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that the Investor was acquiring the Senior Notes, the Series D Warrants and the Series E Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The promissory notes are as follows at March 31, 2007:

Notes payable	$5,223,736
Less: unamortized discount on notes payable	(3,615,602)
Notes payable, net	$1,608,134
Less current portion	(1,101,715)
Notes payable, net of discount of $3,615,602, less current portion	$506,419

NOTE 5 — LOAN PAYABLE

The Company has a loan payable to an unrelated individual in the amount of $69,559. The loan bears interest at 8% per annum and is payable on a monthly basis, less fees. The loan shall be repaid proportionally upon repayment of certain of the Company’s notes receivable.

NOTE 6 — STOCKHOLDERS’ EQUITY

Preferred stock

The Company is authorized to issue 10,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. As of March 31, 2007, there are no preferred stock shares issued and outstanding.

In accordance with SFAS No. 133 and Emerging Issues Task Force Issue 00-19 (‘‘EITF 00-19’’), ‘‘Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in, a Company’s

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 6 — STOCKHOLDERS’ EQUITY (continued)

Preferred stock (continued)

Own Stock’’, the Company is required to record the fair value of the ECF and warrants as a liability since the Company has to use its ‘‘best efforts’’ to file a registration statement and maintain its effectiveness for a period of two years from the effective date. In connection with the initial sales of the Series A Preferred Stock, the initial estimated fair values allocated to the ECF were $913,777 which was recorded as a deemed dividend. The initial fair value allocated to the warrants of $768,751 was allocated to warrant liability. For the three months ended March 31, 2006, the Company revalued these warrants resulting in a loss on valuation of warrant liability of $137,445.

Common stock options

A summary of the status of the Company’s outstanding stock options as of March 31, 2007 and changes during the period ending on that date is as follows:

	Shares	Weighted Average Exercise Price	Aggregate Intrinsic Value
Outstanding at December 31, 2006	2,876,250	$3.04
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at March 31, 2007	2,876,250	$3.04	$0
Options exercisable at end of period	776,667	$2.66
Weighted-average fair value of options granted during the period	—

The following information applies to options outstanding at March 31, 2007:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Shares	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$1.39	125,000	9.75	$1.39	85,000	1.39
$2.25	1,025,000	9.50	$2.25	341,667	2.25
$3.25	190,000	8.75	$3.25	63,333	3.25
$3.40	860,000	8.75	$3.40	286,667	3.40
$4.00 – 4.25	676,250	9.25	$4.03	—	—
	2,876,250		$3.04	776,667	$2.66

In connection with granted stock options, the Company recognized stock-based compensation expense of $910,653 for the three months ended March 31, 2007 and $345,426 for the three months ended March 31, 2006.

As of March 31, 2007, the total future compensation expense related to non-vested options not yet recognized in the consolidated statement of operations is approximately $3,204,170, which will be recognized through June 2009.

Common stock warrants

A summary of the status of the Company’s outstanding stock warrants granted as of December 31, 2006 and changes during the period is as follows:

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

Common stock warrants (continued)

	Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2006	2,566,345	$2.67
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding at March 31, 2007	2,566,345	$2.67
Common stock issuable upon exercise of warrants	2,566,345	$2.67

Common Stock issuable upon exercise ofwarrants outstanding				Common Stock issuable upon Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2007	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at March 31, 2007	Weighted Average Exercise Price
$1.25	199,000	3.38	$1.25	199,000	$1.25
$1.50	56,667	4.24	$1.50	56,667	$1.50
$2.25	486,111	4.06	$2.25	486,111	$2.25
$2.50	640,400	1.63	$2.50	640,400	$2.50
$3.00	579,167	2.12	$3.00	579,167	$3.00
$3.25	375,000	4.56	$3.25	375,000	$3.25
$3.76	225,000	2.55	$3.76	225,000	$3.76
$4.00	5,000	2.55	$4.00	75,000	$4.00
	2,566,345		$2.67	2,566,345	$2.67

Registration rights

The Company filed a ‘‘resale’’ registration statement with the SEC covering all shares of common stock and shares of common stock underlying the warrants (including shares of common stock and underlying warrants issued to the Placement Agent) issued in connection with the June 13, 2005 Private Placement. The Company agreed that it will maintain the effectiveness of the ‘‘resale’’ registration statement from the effective date through and until the earlier of two years and the time at which exempt sales pursuant to Rule 144(k) may be permitted. The Company will use its best efforts to respond to any SEC comments to the ‘‘resale’’ registration statement on or prior to the date which is 20 business days from the date such comments are received, but in any event not later than 30 business days from the date such comments are received. The ‘‘resale’’ registration statement became effective on December 7, 2006.

In the event the ‘‘resale’’ registration statement had not been filed with the SEC on or prior to the date which is 180 days after the last closing date of the Private Placement, each investor in the Private Placement would have received as liquidating damages an additional number of shares of common stock equal to 2% of the total number of shares of common stock purchased by the investor in the Private Placement for each month (or portion thereof) that the Registration Statement was not filed, provided that the aggregate increase in such shares of common stock as a result of the delinquent filing would in no event exceed 20% of the original number of shares of common stock purchased in the Private Placement.

In the event that the Company fails to respond to SEC comments to the Registration Statement within 30 business days, each investor in the Private Placement will receive an additional number of

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

Registration rights (continued)

shares of common stock equal to 2% of the total number of shares of common stock purchased by the investor in the Private Placement for each month (or portion thereof) that a response to the comments to the Registration Statement has not been submitted to the SEC, provided that the aggregate increase in such shares shall in no event exceed 20% of the original number of shares of common stock purchased in the Private Placement.

Pursuant to the February 1, 2006 Series A Convertible Preferred Private Placement Subscription documents, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares and warrants held by the selling security holders for resale. That registration statement was declared effective on December 7, 2006. We have agreed to maintain the effectiveness of the registration statement from the effective date through and until the earlier of two years following December 31, 2005 (which was the termination date of the first private placement described above) or the earlier of two years following June 28, 2006 (which was the effective date of the termination of the second private placement described above) and such time as exempt sales pursuant to Rule 144(k) under the Securities Act of 1933 (‘‘Rule 144(k)’’) may be permitted for purchasers of Units.

We also entered into a Registration Rights Agreement and amendment thereto with the Investor. The amended Registration Rights Agreement required us to file a registration statement covering the resale of 2,777,778 shares of common stock underlying the Senior Notes. The registration statement covering the resale of the shares of common stock underlying the Senior Notes became effective on December 7, 2006. In addition to it being an event of default under the Senior Notes, if we fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

NOTE 7 — RESTATEMENT

The Company has effected a restatement of its financial results for the period ended March 31, 2006 (the ‘‘Restatement’’). After reviewing certain accounting principles the Company had applied in previously issued financial statements, management has determined that the Company’s ‘‘Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in, a Company’s Own Stock’’, should have resulted in a liability on the balance sheet at March 31, 2006 and certain charges to expense and a deemed preferred stock dividend on the accompanying consolidated statements of operations for the three month period then ended, in accordance with SFAS No. 133 and EITF 00-19. Consequently, management is restating its quarterly financial statements as of March 31, 2006. The change in presentation of the Company’s embedded derivative feature associated with its Series A Convertible Preferred shares and related warrants has the effect of increasing warrant liability by $2,007,635, decreasing paid-in capital by $1,894,189 and increasing the accumulated deficit by $113,446 as of March 31, 2006, increasing the Company’s net loss by $137,445 for the three months ended March 31, 2006, increasing the calculated deemed preferred stock dividend by $134,954 for the three months ended March 31, 2006, and increasing the Company’s net loss available to common shareholders by $272,399 for the three months ended March 31, 2006. This change in presentation of the Company’s embedded derivative feature affected did not impact the cash balance at the end of the period.

MDWERKS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007

NOTE 8 — COMMITMENTS

Lease agreements

The Company sub-leases its facility, on a month-to-month basis, under a master lease expiring July 2008. Rent expense for the three months ended March 31, 2007 was $21,465.

Employment agreements

On January 1, 2007, Mr. Kandel agreed to defer his entire 2007 annual base salary increase of $25,000 and Mr. Colangelo agreed to defer $15,000 of his 2007 annual base salary increase of $25,000.

On February 1, 2007, the Company entered into an employment agreement with Lila K. Sobel to become the Company’s Chief Operating Officer at an annual salary of $150,000 for calendar year 2007. The agreement includes a cash bonus up to 25% of the executive’s annual base salary and executive is entitled to participate in the 2005 Incentive Compensation Plan. On the same date Gerard Maresca was reassigned to Vice President Business Development.

NOTE 9 — SUBSEQUENT EVENTS

None.

Item 2.    MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS

Overview

We offer a comprehensive technology-based selection of electronic medical claims processing, funding and collection solutions to the healthcare provider industry through an Internet Web browser. Our services help doctors, hospital based practices, and other healthcare providers and their vendors to significantly improve daily insurance claims transaction administration and management.

Our Xeni Medical CLAIMwerks™ solutions can provide actual contract based, insurance company comparable screening and analysis of medical claims directly from a client’s practice management system, so that deficiencies and errors can be corrected before they are submitted to insurance companies for electronic payment. Further, the matching, settlement and posting of private insurance company claims payments is electronically performed for clients, minimizing the bookkeeping and investigation necessary to determine payment status and collection actions.

Since the system has the capability of analyzing value and risk of claims payment, clients may also qualify for pre-approved revolving line of credit advances on claims processed by our Xeni Finance FUNDwerks™ solution. FUNDwerks™ can electronically manage loans, loan repayments and the movement of funds through linked bank accounts administered by us for banks or finance companies; clients can receive electronic advance funding on claims they select within five business days on favorable terms.

Additionally, clients may choose to complete the claims management cycle by subscribing to the Xeni Billing’s BILLwerks™ services, which can include patient billing and collections and/or managing third party appeals on the provider’s behalf.

There is no major hardware or software investment required to use the Company’s Web-based systems. All transactions are designed to comply with the Health Insurance Portability and Accountability Act of 1996 (‘‘HIPAA’’).

We offer our services to physician and clinical service group practices, hospitals, rehabilitation centers, nursing homes and certain related practice vendors, by using internal and external resources. Internal resources consist mainly of specialized sales executives with industry knowledge and/or a portfolio of contacts. External resources consist primarily of independent sales representatives as well as channel associates such as vendors of practice management systems and medical industry specific sales groups such as office management consultants. These sales resources can leverage an existing customer base and contacts. Our marketing is based on prioritizing potential subscribers by size, location and density, need for our products and services and distribution opportunities. Accordingly, we are focusing our initial marketing efforts in geographic areas such as California, Florida, Texas, New York and New Jersey, which contain high concentrations of prospective clients.

Because we have had a limited operating history, it is difficult to accurately forecast our revenues and expenses. Additionally, our operations will continue to be subject to risks inherent in the establishment of a new business, including, among other things, efficiently deploying our capital, developing our product and services offerings, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products. Our ability to generate future revenues will be dependent on a number of factors, many of which are beyond our control, including the pricing of other services, overall demand for our products, market competition and government regulation.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We apply the Securities and Exchange Commission’s Staff Accounting Bulletin 104 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. We have identified the policy below as critical to our business operations and understanding of our financial results:

Revenues derived from fees related to claims and contract management services are generally recognized when services are provided to the customer. We provide advance funding for medical claims and term loan services to unaffiliated healthcare providers. These arrangements typically require us to advance funds to these unaffiliated healthcare providers (our customers) in exchange for liens on the receivables related to invoices remitted to their clients for services performed. The advances are generally repaid through the remittance of payments of receivables by their payors directly to us. We may withhold from these advances interest, a fee charged in consideration of administration of advance funding and loans and other charges as well as the amount of receivables relating to prior advances that remain unpaid after a specified number of days. These interest charges, administrative fees and other charges are recognized as revenue when earned and are calculated on a daily basis.

Revenues derived from fees related to billing and collection services are generally recognized when the customer’s accounts receivable are collected. Revenues from implementation fees are generally recognized over the term of the customer agreement. Revenues derived from maintenance, administrative and support fees are generally recognized at the time the services are provided to the customer.

Results of Operations

For the Three Months Ended March 31, 2007 Versus the Three Months Ended March 31, 2006

Revenue

For the three months ended March 31, 2007, we recorded total revenue of $133,885. Of this total, we recorded service fee revenue of $119,908, or 89.6% and financing income of $13,977 or 10.4%. For the three months ended March 31, 2006, we recorded total revenue of $68,932. Of this total, we recorded service fee revenue of $52,584, or 76.3% and financing income of $16,348 or 23.7%.

Operating Expenses

Our operating expenses significantly increased for the three months ended March 31, 2007 from the three months ended March 31, 2006 as a result of increased operations as we further implement our business plan.

For the three months ended March 31, 2007, total operating expenses were $2,114,584 as compared to $1,435,286 for the three months ended March 31, 2006, an increase of $679,298 or 47.3%. Included in this increase for the three months ended March 31, 2007 is the following:

1.	We recorded compensation expense of $1,417,321 as compared to $759,947 for the three months ended March 31, 2006. This $657,374 or 86.5% increase was attributable to the hiring of permanent sales, operations and executive staff and the recording of stock-based compensation expense under FAS 123R for previous period stock option grants. The stock-based compensation expense for the three months ended March 31, 2007 was $910,653. We expect cash and stock-based compensation expense to increase as we hire additional administrative, sales and technical personnel and record the expense of both current and future stock option grants; and

2.	Consulting expense amounted to $162,697 as compared to $43,121 for the three months ended March 31, 2006, an increase of $119,576, or 277.3%. For the three months ended March 31, 2007 and 2006, we paid consultants for business advisory services, temporary information technology support and various other services; and

3.	Professional fees amounted to $125,547 as compared to $59,971 for the three months ended March 31, 2006, an increase of $65,576, or 109.3%. This expense was attributable to accounting fees for the audit of our financial statements and SEC filings and legal fees related to SEC filings, the Series A Convertible Preferred Stock offering, the Convertible Notes Payable and other corporate matters; and

4.	Selling, general and administrative expenses were $409,019 as compared to $572,247 for the three months ended March 31, 2006, a decrease of $163,228, or 28.5%. This decrease was attributable to a loss in 2006 of $180,736 on settlement of notes payable related to the issuance of common shares for debt conversion.

For the three months ended March 31, 2007 and 2006, selling, general and administrative expenses consisted of the following:

	2007	2006
Sales commissions	$27,585	$62,558
Advertising and promotion	34,293	47,073
Employee benefits and payroll taxes	108,927	91,156
Other selling, general and administrative	238,214	371,460
	$409,019	$572,247

Other Income (Expenses)

For the three months ended March 31, 2007, interest expense was $517,498 as compared to $4,066 for the three months ended March 31, 2006, an increase of $513,432. This increase was due to an increase in borrowings and amortization of debt discount and deferred fees in connection with our notes payable.

In accordance with Emerging Issues Task Force Issue 00-19 (‘‘EITF 00-19’’), ‘‘Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled in, a Company’s Own Stock’’, we recorded a loss on the revaluation of warrant liability of $137,445 related to the change in fair value of the warrants during three months ended March 31, 2006.

Net Loss

As a result of these factors, we reported a net loss of $2,469,958 for the three months ended March 31, 2007 as compared to a net loss of $1,505,400 for the three months ended March 31, 2006.

Deemed Dividend arising from beneficial conversion on Preferred Stock and Other Charges

During the three months ended March 31, 2006, we recorded a deemed dividend arising from a beneficial conversion feature of preferred stock of $158,954 which relates to our Series A Convertible Preferred Stock. This non-cash item is related to the beneficial conversion features on our Series A Convertible Preferred Stock. In addition, for the three months ended March 31, 2006, we issued 76,000 shares of the Company’s common stock to certain shareholders pursuant to agreements to offset the effect of dilutive financings of the Xeni Companies. The shares issued were valued at the fair market value at the date of issuance of $246,240 and were treated as an additional charge to the loss attributable to common shareholders.

Net Loss Attributable to Common Shareholders

We reported a net loss attributable to common shareholders of $2,469,958 for the three months ended March 31, 2007 as compared to net loss attributable to common shareholders of $1,910,594 for the three months ended March 31, 2006. This translates to an overall per share loss available to shareholders of ($.20) for the three months ended March 31, 2007 as compared to a per share loss of ($.16) for three months ended March 31, 2006.

Liquidity and Capital Resources

We used the proceeds from the sales of common stock through March 31, 2007 and proceeds from notes and loans payable for working capital purposes and to fund our notes receivable of which we have $602,861 owed to us at March 31, 2007. We will continue to advance funds under note agreements to providers that subscribe to our MDwerks financial services solutions.

From March 22, 2006 through June 28, 2006, we sold 28.3 units in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated February 1, 2006, and private placement subscription agreements executed and delivered by each investor on or before the closing of the private placement. Each unit consists of one share of our Series A Convertible Preferred Stock, par value $.001 per share, and a detachable, transferable Series A Warrant to purchase 20,000 shares of our common stock, at a purchase price of $3.00 per share. In connection with the sale of the 28.3 units, we received net proceeds of $1,386,077.

On August 24, 2006, we received gross proceeds of $250,000 (net proceeds of $236,566, after expenses) in connection with a financing provided by an unrelated party. In connection with the financing, we issued a secured promissory note in the original principal amount of $250,000 (the ‘‘Note’’) and a three year warrant to purchase 111,111 shares of our common stock at a price of $2.25 per share. The Note bears interest at the rate of 7% per year, payable monthly in arrears and will become due and payable on August 24, 2007. This Note is subject to certain mandatory prepayment provisions as defined in the secured promissory note. At March 31, 2007, principal payments made under the mandatory prepayment provisions had reduced the Note balance to $223,736. In connection with this note, our subsidiary, Xeni Financial Services, Corp. (‘‘XENI’’), entered into a security and guaranty agreement whereby Xeni has agreed to guaranty repayment of the note and grant a security interest in a client Revolving Line of Credit Loan Agreement including two promissory notes in the original principal amounts of $250,000 and $121,068 issued by that client to Xeni, which were consolidated into a single promissory note in the amount of $180,165 on December 5, 2006.

On August 24, 2006, we received gross proceeds of $110,000 (net proceeds of $100,000, after expenses) in connection with a financing provided equally by two unrelated parties. These notes bear interest at 10% per year, and both interest and principal were paid on the January 21, 2007 maturity date.

On each of October 20, 2006 and November 9, 2006 we received gross proceeds of $2,500,000 ($2,375,000 net proceeds) for a total of $5,000,000 in the aggregate ($4,750,000 net proceeds in the aggregate) in connection with a financing provided by Gottbetter Capital Master, Ltd., an unaffiliated accredited institutional investor (the ‘‘Investor’’).

While we have sufficient funds to conduct our business and operations as they are currently undertaken for the next quarter, our ability to continue to implement our revenue and profit growth strategy beyond the next quarter will be adversely affected if we are unable to consummate additional private placement transactions or debt financing, which we are currently pursuing.

We currently have no material commitments for capital expenditures.

Cash flows

At March 31, 2007, we had cash of $1,731,190.

Net cash used in operating activities was $1,286,390 for the three months ended March 31, 2007 as compared to $588,652 for the three months ended March 31, 2006, an increase of $697,738. This increase is primarily attributable to an increase in our net loss and:

1.	Gottbetter debt offering costs of $44,499 and Gottbetter, Goldner and Grenier debt discount and debt issuance costs of $411,409 and $5,360, respectively, compared to no debt related costs during the three months ended March 31, 2006;

2.	Stock-based compensation of $910,653 versus stock-based compensation expense of $345,426 for the three months ended March 31, 2006 primarily related to issuance of stock options to employees and shares of our common stock to consultants;

3.	No settlement expense versus settlement expense in the amount of $180,827 for the conversion of $40,000 of notes payable to common stock for the three months ended March 31, 2006;

4.	No loss on valuation of warrant liability versus loss on valuation of warrant liability of $137,445 through March 31, 2006 due to the revaluation of our warrant liability to fair value;

5.	A net increase in notes receivable, accounts receivable and prepaid expenses aggregating $126,251 principally related to the increase in funding of notes receivable to providers that subscribe to our MDwerks financial services solution;

6.	A decrease in accounts payable, accrued expenses and deferred revenue related to an increase in operating activities aggregating $139,312.

Net cash used in investing activities was $1,716 for the three months ended March 31, 2007 as compared to $40,967 for the three months ended March 31, 2006 and is principally related to the acquisition of computer and office equipment and furniture.

Net cash used for financing activities was $127,545 due to repayment of notes payable for the three months ended March 31, 2007 as compared to net cash provided by financing activities of $188,310 due to net proceeds from the sale of Series A Convertible Preferred Stock for the three months ended March 31, 2006.

Off Balance Sheet Arrangements

We had no off balance sheet arrangements as of March 31, 2007.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains ‘‘forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control. Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth below and elsewhere in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

•	adverse economic conditions;

•	inability to raise sufficient additional capital to implement our business plan;

•	intense competition, including entry of newly-developed alternative drug technologies;

•	unexpected costs and operating deficits, and lower than expected sales and revenue;

•	adverse results of any legal proceedings;

•	inability to satisfy government and commercial customers using our technology;

•	the volatility of our operating results and financial condition;

•	inability to attract or retain qualified senior management personnel, including sales and marketing, and technology personnel; and

•	other specific risks that may be alluded to in this report.

All statements, other than statements of historical facts, included in this report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements. When used in this report, the words ‘‘will,’’ ‘‘may,’’ ‘‘believe,’’ ‘‘anticipate,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘plan’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We do not undertake any obligation to update any forward-looking statements or other information contained herein. Potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, no one can assure investors that these plans, intentions or expectations will be achieved.

Information regarding market and industry statistics contained in this report is included based on information available to us that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure investors of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.

ITEM 3.    CONTROLS AND PROCEDURES

We maintain ‘‘disclosure controls and procedures,’’ as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the ‘‘Exchange Act’’), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure. We conducted an evaluation (the ‘‘Evaluation’’), under the supervision and with the participation of our Chief Executive Officer (‘‘CEO’’) and Chief Financial Officer (‘‘CFO’’), of the effectiveness of the design and operation of our disclosure controls and procedures (‘‘Disclosure Controls’’) as of the end of the period covered by this report pursuant to Rule 13a-15 of the Exchange Act. Based on this Evaluation, our CEO and CFO concluded that our Disclosure Controls were effective as of the end of the period covered by this report.

We have also evaluated our internal controls for financial reporting, and there have been no significant changes in our internal controls or in other factors that could significantly affect those controls subsequent to the date of their last evaluation.

Our management, including our CEO and CFO, does not expect that our Disclosure Controls and internal controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management or board override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. CEO and CFO Certifications Appearing immediately following the signatures section of this report there are Certifications of the CEO and the CFO. The Certifications are required in accordance with Section 302 of the Sarbanes-Oxley Act of 2002 (the Section 302 Certifications). This Item of this report, which you are currently reading is the information concerning the Evaluation referred to in the Section 302 Certifications and this information should be read in conjunction with the Section 302 Certifications for a more complete understanding

Evaluation of disclosure controls and procedures and remediation

In connection with the Restatement, under the direction of the Company’s management, we have reevaluated certain disclosure controls and procedures and internal control over financial reporting. In connection with the Restatement, we identified a material weakness in our internal controls and procedures relating to the accounting treatment of our series A preferred stock and related warrants.

To our knowledge, as of the date of this filing, we have remediated such material weakness in our internal controls and procedures.

In connection with this Form 10-QSB, under the direction of our Chief Executive Officer, we have evaluated our disclosure controls and procedures as of March 31, 2007, including the remedial actions discussed above, and we have concluded that, as of March 31, 2007, our disclosure controls and procedures are effective.

It should be noted that while our management believe our disclosure controls and procedures provide a reasonable level of assurance, they do not expect that our disclosure controls and procedures or internal controls will prevent all error and all fraud. A control system, no matter how well conceived or operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments, in decision making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the controls. The design of any system of internal control is based in part upon certain assumptions above the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

PART II — OTHER INFORMATION

Item 1 — Legal Proceedings

None

Item 2 — Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3 — Defaults Upon Senior Securities

None.

Item 4 — Submissions of Matters to a Vote of Security Holders

None.

Item 5.    Other Information

None

Item 6.    Exhibits

31.1	Section 302 Certification of Principal Executive Officer

31.2	Section 302 Certification of Principal Financial Officer

32.1	Section 906 Certification of Principal Executive Officer

32.2	Section 906 Certification of Principal Financial Officer

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MDWERKS, INC.

May 14, 2007	/s/ Howard B. Katz
Howard B. Katz
Chief Executive Officer

May 14, 2007	/s/ Vincent Colangelo
Vincent Colangelo
Chief Financial Officer